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                                                                      EXHIBIT 21


                         Subsidiaries of the Registrant



NAME                                               JURISDICTION OF INCORPORATION
----                                               -----------------------------

DOING BUSINESS AS
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1.   Gildan Activewear (Barbados) Inc.                         Barbados
     Gildan Activewear (Barbados)

2.   Gildan Activewear (BVI) Inc.                       British Virgin Islands
     Gildan Activewear (BVI)

3.   Gildan Activewear El Progreso, S.A.                        Honduras
     Gildan Activewear El Progreso

4.   Gildan Activewear Malone, Inc.                             New York
     Gildan Activewear Malone

5.   Gildan Activewear Miami, Inc.                               Florida
     Gildan Activewear Miami

6.   Gildan Activewear San Jose, S.A.                           Honduras
     Gildan Activewear San Jose

7.   Gildan Activewear SRL                                      Barbados
     Gildan Activewear SRL